Exhibit 2.2
18th August 2011
CB DIAGNOSTICS LUXEMBOURG S.À R.L.
THE INVESTORS (AS DEFINED HEREIN)
THERMO FISHER SCIENTIFIC INC.

DEED OF AMENDMENT IN RELATION TO AN AGREEMENT FOR THE SALE AND
PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF CB DIAGNOSTICS
HOLDING AB DATED 19 MAY 2011

THIS DEED is made on 18th August 2011
BETWEEN:
(1)	CB DIAGNOSTICS LUXEMBOURG S.À R.L a company incorporated in the Grand Duchy of Luxembourg with registered number B122.409 of 4, rue Albert Borschette, L-1246 Luxembourg (the Seller);
(2)	THE FUNDS, whose respective names and addresses are set out in Schedule 1 (the Funds); and
(3)	THERMO FISHER SCIENTIFIC INC. a corporation incorporated in Delaware, United States of America of 81 Wyman Street, Waltham, Massachusetts, USA (the Purchaser),
(each a party and together the parties).
WHEREAS:
(A) The parties entered into an agreement for the sale and purchase of the entire issued share capital of CB Diagnostics Holding AB on 19 May 2011 (the SPA).
(B) The parties hereto have agreed to enter into this Deed in order to set out the agreement between themselves, and to treat the SPA and all rights and obligations arising out of or in connection with it as if it were amended to reflect the terms of this Deed.
it is agreed as follows:
1.	INTERPRETATION
1.1	In this Deed, unless the context otherwise requires:
(a)	a reference to a term defined in the SPA has the same meaning in this Deed;
(b)	this Deed shall be interpreted in accordance with the interpretation provisions contained in paragraph 2 of Schedule 5 to the SPA as amended by this Deed; and
(c)	references to Clauses and Schedules are to Clauses and Schedules of the SPA unless otherwise stated.
2. AMENDMENTS TO SPA
2.1 With effect from the date of this Deed, the SPA shall be amended so that it shall be read and construed for all purposes as set out in this Deed.
2.2 Pursuant to this Deed:
(a)	The recitals shall be amended by adding the words “and clause 14” after “that clause”;
(b)	Clause 13 shall be amended by adding the words “and clause 14” after “that clause”;
(c)	Clause 14.1 shall be amended by:
(i)	deleting the words “on the Closing Date as soon as reasonably practicable after Closing occurs” and replacing them with “as soon as reasonably practicable after Closing occurs and in any event within three Business Days following the Closing Date”; and

(ii)	adding the following sentence at the end of clause 14.1: “The Funds acknowledge that any proceeds of the Proposed Transaction to which they are entitled shall, upon receipt, first be applied in paying the Escrow Amount to the Escrow Agent in accordance with this clause. If the Escrow Amount is not paid to the Escrow Agent on or prior to the third Business Day following Closing, the Purchaser shall have recourse to the Seller in respect of an amount in Euros equal to the interest that would otherwise have accrued (subject to any deduction of interest pursuant to clause 14.2) on the Escrow Amount in the Escrow Account, assuming the Escrow Amount had been paid into the Escrow Account on the Closing Date, from the Closing Date to the date on which the Escrow Amount is actually paid to the Escrow Agent.”
(d)	Clauses 14.4 — 14.13 shall be amended by deleting the word “Seller” and in each instance where the word Seller appears replacing it with “Funds”, apart from the second line of clause 14.4 (a) where the word Seller shall remain in place;
(e)	Paragraph 1(b) of Part A of Schedule 3 shall be amended by deleting the words “a duly executed transfer in the name of the Purchaser” and replacing them with “the share certificates (or an indemnity for loss or destruction of such share certificates)”;
(f)	the table of Permitted Leakage in Schedule 4 shall be amended by deleting rows numbered 8, 9, 10 and 11 and replacing those rows with the following:

Social security payable in respect of warrant payments to US warrant holders	€202,235.50
Cash bonus payable to Swedish employees	€531,279.24
Employer social security on cash bonus payable to Swedish employees	€166,927.94
Cash bonus payable to management ordinary shareholders plus employer’s social security	€7,089,822.46
(g)	the definition of Escrow Agreement shall be amended by deleting the word “Seller” and replacing it with “Funds”;
(h)	the definition of Initial Share Price in Schedule 5 shall be amended by deleting “€1,052,012,000” and replacing this number with “€1,052,012,734.86”.
3.	ACKNOWLEDGEMENT OF ASSIGNMENT
The Seller hereby acknowledges to and in favour of the Purchaser that: (a) the Purchaser, on or prior to the Closing Date, intends to assign and transfer its rights and benefits under the SPA to its wholly owned subsidiary Fisher Scientific Biotech Line ApS whose address is c/o Biotechline A/S, Industrivej 3, 3550 Slangerup, Denmark; and (b) such assignment is permitted pursuant to the provisions of clause 18.2(b) of the SPA on the terms specified in clause 18.2(b) and 18.3.
4.	MISCELLANEOUS
4.1	Effect of Variation
The SPA shall remain fully effective as varied by this Deed and the terms of the SPA shall have effect as though the provisions contained in this Deed had been originally contained in the SPA.
4.2	Incorporation of Terms

The provisions of Clause 17 and Clauses 21 — 29 of the SPA are incorporated in this Deed as if fully set out in it and as if references in those Clauses to “this Agreement” were references to this Deed and otherwise mutatis mutandis.
IN WITNESS whereof the parties hereto have caused this Deed to be duly executed on the date first written above.

SCHEDULE 1

THE FUNDS
1.	Fourth Cinven Fund (No.1) Limited Partnership

2.	Fourth Cinven Fund (No.2) Limited Partnership

3.	Fourth Cinven Fund (No.3 — VCOC) Limited Partnership

4.	Fourth Cinven Fund (No.4) Limited Partnership

5.	Fourth Cinven Fund (UBTI) Limited Partnership

6.	Fourth Cinven Fund Co-Investment Partnership

7.	Fourth Cinven (MACIF) Limited Partnership

All of:

Warwick Court Paternoster Square London EC4M 7AG

8.	Fourth Cinven Fund FCPR of 4, Square Edouard VII, 75009 Paris, France

SIGNATURE
This Deed is executed by duly authorised representatives of the parties:

EXECUTED and DELIVERED as	)	SIGNATURE:	/s/ Daniele Arendt-Michels

a DEED by	)
CB DIAGNOSTICS LUXEMBOURG	)
S.À R.L in the presence of:	)	NAME:	Daniele Arendt-Michels
Witness Signature: /s/ David Konings
Name: David Konings
Address:
Occupation:

EXECUTED and DELIVERED	)
as a DEED by Cinven Capital Management	)
(IV) Limited as General Partner of Cinven	)		/s/ Guy Davison
Capital Management (IV) Limited	)		Director
Partnership as General Partner of Fourth	)
Cinven Fund (No. 1) Limited Partnership	)
acting by:	)		/s/ Hugh Langmuir

Director/ Secretary

EXECUTED and DELIVERED	)
as a DEED by Cinven Capital Management	)
(IV) Limited as General Partner of Cinven	)		/s/ Guy Davison

Capital Management (IV) Limited	)		Director
Partnership as General Partner of Fourth	)
Cinven Fund (No. 2) Limited Partnership	)
acting by:	)		/s/ Hugh Langmuir

Director/ Secretary

EXECUTED and DELIVERED	)
as a DEED by Cinven Capital Management	)
(IV) Limited as General Partner of Cinven	)		/s/ Guy Davison

Capital Management (IV) Limited	)		Director
Partnership as General Partner of Fourth	)
Cinven Fund (No. 3 — VCOC) Limited	)
Partnership acting by:	)		/s/ Hugh Langmuir

Director/ Secretary

EXECUTED and DELIVERED	)
as a DEED by Cinven Capital Management	)
(IV) Limited as General Partner of Cinven	)	/s/ Guy Davison

Capital Management (IV) Limited	)	Director
Partnership as General Partner of Fourth	)
Cinven Fund (No. 4) Limited Partnership	)
acting by:	)	/s/ Hugh Langmuir

Director/ Secretary

EXECUTED and DELIVERED	)
as a DEED by Cinven Capital Management	)
(IV) Limited as General Partner of Cinven	)	/s/ Guy Davison

Capital Management (IV) Limited	)	Director
Partnership as General Partner of Fourth	)
Cinven Fund (UBTI) Limited	)
Partnership acting by:	)	/s/ Hugh Langmuir

Director/ Secretary

EXECUTED and DELIVERED	)
as a DEED by CIP (IV) Nominees Limited	)	/s/ Guy Davison

acting on behalf of Fourth	)	Director
Cinven Co-Investment Partnership	)
acting by:	)	/s/ Hugh Langmuir

Director/Secretary

EXECUTED and DELIVERED	)
as a DEED by Cinven Capital Management	)
(IV) Limited as General Partner of Cinven	)	/s/ Guy Davison

Capital Management (IV) Limited	)	Director
Partnership as General Partner of Fourth	)
Cinven (MACIF) Limited	)
Partnership acting by:	)	/s/ Hugh Langmuir

Director/ Secretary

EXECUTED and DELIVERED	)
as a DEED by Cinven SA as manager of	)
Fourth Cinven Fund FCPR	)
acting by:	)	/s/ Kevin Whale

Authorised Attorney

EXECUTED and DELIVERED as	)	SIGNATURE:	/s/ Peter M. Wilver

a DEED by	)	NAME:	Peter M. Wilver
THERMO FISHER SCIENTIFIC INC.	)
in the presence of:	)

Witness Signature: /s/ Scott Mazur
Name: Scott Mazur
Address: 81 Wyman St, Waltham, MA USA
Occupation: Attorney - Associate General Counsel Thermo-Fisher Scientific, Inc.